Exhibit 24.6

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all reference to our Firm) included in or made a part of this registration statement.


                              /s/ MAYER HOFFMAN MCCANN L.C.
                              -----------------------------------
                              Mayer Hoffman McCann L.C.

Kansas City, Missouri
February 14, 1997